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                                                                Exhibit 3.1



                             ARTICLES OF AMENDMENT
                                       TO
                          FOURTH AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                          VIDEO JUKEBOX NETWORK, INC.

     1. The name of the Corporation is VIDEO JUKEBOX NETWORK, INC. (the "Company").

     2. Article I of the Company's Articles of Incorporation is hereby amended to read as follows:

                                   ARTICLE I

     The name of this Corporation is THE BOX WORLDWIDE, INC.

     3. This Amendment was approved as on January 28, 1997 by the holder of a majority of the Company's issued and outstanding shares of voting stock, and the number of votes in favor of the Amendment was sufficient for approval.


     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 20th day of February, 1997.




                                             /s/ Luann M. Hoffman
                                             --------------------------------
                                             Luann M. Hoffman
                                             Chief Financial and
                                             Administrative Officer